EXHIBIT 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 33-29287 and 333-65817) of NL Industries, Inc. of our report dated March 11, 2009 relating to the consolidated financial statements, financial statement schedule and the effectiveness of internal control over financial reporting of Kronos Worldwide, Inc., which is incorporated by reference in this Form 10-K.

PricewaterhouseCoopers LLP

Dallas, Texas
March 11, 2009